Exhibit 10.2

PROMISSORY NOTE
$13,664,456.00                                          May 17, 2011

I.	COVENANT TO PAY.
FOR VALUE RECEIVED, TRACT 107, L.L.C., a Texas limited liability company (herein called “Borrower”, whether one or more), promises to pay to the order of COMERICA BANK [herein, together with all subsequent holders of this Promissory Note (“Note”), called “Lender”], on or before the Maturity Date, as hereinafter provided, the principal sum of THIRTEEN MILLION SIX HUNDRED SIXTY-FOUR THOUSAND FOUR HUNDRED FIFTY-SIX AND NO/100 DOLLARS ($13,664,456.00), or so much thereof as may actually be outstanding hereunder, together with interest on the unpaid principal balance from time to time outstanding at the rate or rates herein specified and otherwise in strict accordance with the terms and provisions hereof.

II.	DEFINITIONS.
As used in this Note, the following terms have the respective meanings indicated below:
“Applicable Margin” means one percent (1.0%) for the Base Rate Balance and three percent (3.0%) for each LIBOR Balance.
“Applicable Rate” means (a) with respect to the Base Rate Balance outstanding from time to time, a fluctuating per annum rate of interest equal to the Base Rate plus the Applicable Margin and (b) with respect to each LIBOR Balance, a per annum rate of interest equal to the LIBOR Rate for the Interest Period then in effect with respect to such LIBOR Balance plus the Applicable Margin; provided, however, in no event shall the Applicable Rate ever be less than the Floor Rate nor more than the Maximum Lawful Rate.
“Base Rate” means that annual rate of interest which is equal to the greater of the annual rate of interest designated by Lender as its base or prime rate which is charged by Lender from time to time or a variable per annum rate of interest determined from day to day which equals the sum of 1% plus the average per annum rate of interest on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (“Overnight Transactions”) transacted on the immediately preceding Business Day, as published by the Federal Reserve Bank of New York, or, if such interest rate is not so published for any Business Day, the average of the per annum interest rate quotations for Overnight Transactions received by Lender (or, at its option, the Reference Bank) for such Business Day from three Federal funds brokers of recognized standing selected by Lender (or, at its option, the Reference Bank). Lender's Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by Lender to any of its customers. Lender may make commercial loans at rates of interest at, above or below its Base Rate.
“Base Rate Balance” means each portion of the unpaid principal balance of this Note designated by Borrower to bear interest at a rate determined with respect to the Base Rate.
“Business Day” means any day other than a Saturday, Sunday or holiday, on which Lender and the Reference Bank are open to carry on all or substantially all of their normal commercial lending business.
“Charges” means all fees and charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to this Note and the Indebtedness, which are treated as interest under applicable law.
“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.
“Deed of Trust” means the Deed of Trust, Security Agreement and Fixture Filing of even date herewith from Borrower to David J. Neumeyer, Trustee, for the benefit of Lender.
“Default Rate” means at any time of determination thereof with respect to the applicable portion of the Indebtedness, a per annum rate of interest equal to the sum of the Applicable Rate then in effect plus six percent (6%), but not more than the Maximum Lawful Rate.
“Event of Default” has the meaning given to the term in the Loan Agreement, which definition is hereby incorporated into this Note for all purposes by this reference.
“Floor Rate” means a rate equal to five percent (5%) per annum.
“Indebtedness” means (i) the principal of, interest on, or other sums evidenced by this Note or the Loan Documents; (ii) any other amounts, payments, or premiums payable under the Loan Documents; (iii) such additional or future sums (whether or not obligatory), with interest thereon, as may hereafter be borrowed or advanced from Lender, its successors or assigns, by the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured thereby (it being contemplated by Borrower and Lender that such future indebtedness may be incurred); and (iv) any and all other indebtedness, obligations, and liabilities of any kind or character of Borrower to Lender, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, or direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, voluntarily or involuntarily incurred, known or unknown, or originally payable to Lender or to a third party and subsequently acquired by Lender, including, without limitation, (A) late charges, loan fees or charges, and overdraft indebtedness, (B) costs incurred by Lender in establishing, determining, continuing or defending the validity or priority of any Lien or in pursuing any of its rights or remedies under any Loan Document or in connection with any proceeding involving Lender as a result of any financial accommodation to Borrower, (C) debts, obligations and liabilities for which Borrower would otherwise be liable to Lender were it not for the invalidity or unenforceability of them by reason of any Debtor Relief Law or for any other reason, and (D) reasonable costs and expenses of attorneys and paralegals, whether any suit or other action is instituted, and court costs if suit or action is instituted, (whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in any Debtor Relief Law proceeding, in administrative proceedings, in probate proceedings or otherwise; (v) any of the foregoing indebtedness, obligations, and liabilities to Lender of Borrower as a member of any partnership, joint venture, trust or other type of business association, or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise; and (vi) any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions of any of the foregoing, it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in further sum or sums. Notwithstanding the foregoing provisions of this definition, the Loan Documents shall not secure any such other Indebtedness with respect to which Lender is by applicable law prohibited from obtaining a lien on real estate. Further, the term “Indebtedness” shall not operate or be effective to constitute or require any assumption or payment by any Person, in any way, of any debt or obligation of any other Person to the extent that the same would violate or exceed the limit provided in any applicable usury or other law or include any consumer loan to the extent treatment of such loan or extension of credit as part of the Indebtedness would violate any Governmental Requirement.
“Interest Notice” means a written notice from Borrower in form and content satisfactory to Lender specifying the Interest Option(s) and the respective amounts of the Base Rate Balance and each LIBOR Balance designated by Borrower for such advance.
“Interest Option” means Borrower's right, exercisable from time to time, to designate a portion of the unpaid principal balance of this Note as a “Base Rate Balance” and to designate one or more portions of the unpaid principal balance of this Note as a “LIBOR Balance.”
“Interest Period” means, with respect to the applicable LIBOR Balance, a period commencing on the date (which must be a LIBOR Business Day) upon which, pursuant to an Interest Notice, the principal amount of such LIBOR Balance begins to accrue interest at the applicable LIBOR Rate plus the Applicable Margin (or, in the case of a rollover to a successive Interest Period, the last day of the immediately preceding Interest Period) and ending either 30, 60 or 90 days after the commencement date (as designated by Borrower in the Interest Notice); provided, that: (i) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day (unless such LIBOR Business Day falls in another calendar month, in which case, such Interest Period shall end on the next preceding LIBOR Business Day); and (ii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last LIBOR Business Day of such last calendar month; and (iii) no Interest Period shall extend beyond the Maturity Date.
“LIBOR Balance” means each portion of the unpaid principal balance of this Note designated by Borrower to bear interest at a rate determined with respect to the LIBOR Rate.
“LIBOR Business Day” means a Business Day on which dealings in U.S. dollars are carried out in the interbank eurodollar market selected by Lender or Reference Bank (or, if applicable, the Reference Bank's designated eurodollar lending office).
“LIBOR Rate” means, with respect to the applicable Interest Period and applicable LIBOR Balance (as defined herein), the quotient of the following (rounded upwards, if necessary, to the nearest 1/16 of 1%): (a) the interest rate determined by the Lender or Reference Bank (which determination shall be conclusive) to be the per annum interest rate at which deposits in immediately available funds in U.S. dollars are offered to the Lender or Reference Bank (or, if elected by the Lender, by the Reference Bank's designated eurodollar lending office) on the first (1st) day of such Interest Period, to prime banks in the interbank eurodollar market selected by Lender or Reference Bank (or, if applicable, by the Reference Bank's designated eurodollar lending office) for delivery on the first day of such Interest Period in an amount equal to the principal amount of the corresponding LIBOR Balance for a period equal to the length of such Interest Period; divided by (b) a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate during such interest period at which Lender or the Reference Bank (or, if applicable, the Reference Bank's designated eurodollar lending office) is required to maintain reserves on “Eurocurrency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or designation is modified, and as long as Lender or the Reference Bank (or, if applicable, the Reference Bank's designated eurodollar lending office) is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.
“Loan Agreement” means that certain Construction Loan Agreement of even date herewith between Borrower and Lender.
“Loan Extension” shall mean the extension of the Loan in accordance with the provisions of Section 2.9 of the Loan Agreement.
“Maturity Date” means (i) at all times prior to the Loan Extension as provided for in the Loan Agreement, May 31, 2013; and (ii) if, and only if, the Loan Extension occurs as provided for in the Loan Agreement, May 31, 2014; subject, however, in all events to the right of acceleration prior to the Maturity Date as provided for in the this Note and the other Loan Documents.
“Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the loan evidenced by this Note and the Loan Documents. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.
“Reference Bank” means Comerica Bank, a Texas banking association, its successors and assigns.
Any term use in this Note with an initial capitalized letter and not otherwise defined in this Note has the meaning given to such term in the Loan Agreement.

III.	INTEREST RATE COMPUTATION.

3.1Interest Rate. Except as otherwise provided herein, interest on the principal balance of this Note outstanding from time to time shall accrue at a per annum rate equal to the lesser of (a) the Applicable Rate (but in no event less than the Floor Rate) or (b) the Maximum Lawful Rate until maturity, whether by acceleration or otherwise, or until an Event of Default occurs and after that at the Default Rate (but in no event in excess of the Maximum Lawful Rate).

3.2Default Rate. Upon the occurrence of an Event of Default hereunder or under any of the Loan Documents, at the option of the Lender, the principal balance of this Note then outstanding shall bear interest at the Default Rate for the period beginning with the date of occurrence of such Event of Default.

3.3Interest Limitation Recoupment. Notwithstanding anything in this Note to the contrary, if at any time (i) interest at the Applicable Rate, (ii) interest at the Default Rate, if applicable, and (iii) the Charges computed over the full term of this Note, exceed the Maximum Lawful Rate, then the rate of interest payable hereunder, together with all Charges, shall be limited to the Maximum Lawful Rate; provided, however, that any subsequent reduction in any applicable reference rate shall not cause a reduction of the rate of interest payable hereunder below the Maximum Lawful Rate until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued at the Applicable Rate if such interest rate had at all times been in effect.

3.4Computation Period. Except for the computation of the Maximum Lawful Rate which shall be undertaken on the basis of a 365‑ or 366‑day year, as the case may be, interest on the indebtedness evidenced by this Note shall be computed on the basis of a 360‑day year and shall accrue on the actual number of days any principal balance hereof is outstanding.

3.5Interest Rate Changes. Interest rate changes will be effective for interest computation purposes as and when the Maximum Lawful Rate or the Applicable Rate, as applicable, changes.

3.6LIBOR Rate Provisions.

(a)The Interest Option shall be exercisable by Borrower subject to the other limitations in this Note on Borrower's option to designate a portion of the unpaid principal balance hereof as a LIBOR Balance and only in the manner provided below:

(i)Before 12:00 noon at least three (3) Business Days prior to the date Borrower has requested Lender to make the initial advance upon this Note, Borrower shall have given Lender an Interest Notice with respect to such advance. If the required Interest Notice shall not have been timely received by Lender or fails to designate all or any portion of the unpaid principal amount hereof of the advance as either a Base Rate Balance or a LIBOR Balance in accordance with the terms and provisions of this Note, Borrower shall be deemed conclusively to have designated such amounts to be a Base Rate Balance and to have given Lender notice of such designation.

(ii)At least three (3) LIBOR Business Days prior to the termination of any Interest Period for a LIBOR Balance, Borrower shall give Lender an Interest Notice specifying the Interest Option which is to be applicable to such LIBOR Balance upon the expiration of such Interest Period. If the required Interest Notice shall not have been timely received by Lender, Borrower shall be deemed conclusively to have designated such amount as a Base Rate Balance immediately upon the expiration of such Interest Period and to have given Lender notice of such designation.

(iii)Borrower shall have the right, exercisable on any Business Day subject to the terms of this Note, to convert an eligible portion of the Base Rate Balance to a LIBOR Balance by giving Lender an Interest Notice of such designation at least three (3) LIBOR Business Days prior to the effective date of such exercise. Additionally, upon termination of any Interest Period, Borrower shall have the right, on any Business Day, to convert all or a portion of such principal amount from the LIBOR Balance to a Base Rate Balance by giving Lender an Interest Notice of such selection at least three (3) LIBOR Business Days prior to effective date of such exercise.

(iv)There may be no more than three (3) LIBOR Balances in effect at any time.

(v)Each LIBOR Balance must be, as of the first day of the applicable Interest Period, at least $250,000.00.

(vi)No Event of Default, or condition or event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing or exist.

(vii)Each exercise of an Interest Option to designate a LIBOR Balance to bear interest at an Applicable Rate which is based on the LIBOR Rate shall not be revocable.

(viii)Borrower shall exercise Interest Options with designated Interest Periods which permit Borrower to make the mandatory installment payments required under the terms of this Note, if any, when due, in accordance with the terms hereof, without having to repay the then outstanding LIBOR Balance prior to the expiration of the applicable Interest Period.

(b)Changes in the Applicable Rate applicable to a Base Rate Balance or a LIBOR Balance shall become effective without prior notice to Borrower automatically as of the opening of business on the date of each change in the Base Rate or the LIBOR Rate, as the case may be.

(c)If Lender or Reference Bank (or, if applicable, the Reference Bank's designated eurodollar lending office) reasonably determines that deposits in U.S. dollars (in the applicable amounts) are not being offered to prime banks in the interbank eurodollar market selected by Lender or Reference Bank (or if applicable, the Reference Bank's designated eurodollar lending office) for the applicable Interest Period, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lender or Reference Bank (or, if applicable, the Reference Bank's designated eurodollar lending office) of making or maintaining a LIBOR Balance for the applicable Interest Period, Lender shall forthwith give notice thereof to Borrower, whereupon, until Lender notifies Borrower that such circumstances no longer exist, the right of Borrower to select an Interest Option based upon a LIBOR Rate shall be suspended, and Borrower may only select Interest Options based on the Base Rate.

(d)If the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender or Reference Bank (or, if applicable, its designated eurodollar lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impractical for Lender or the Reference Bank (or, if applicable, its designated eurodollar lending office) to make or maintain a LIBOR Balance, Lender shall so notify Borrower and any then‑existing LIBOR Balance shall automatically convert to a Base Rate Balance either (i) on the last day of the then‑current Interest Period applicable to such LIBOR Balance, if Lender and Reference Bank (and, if applicable, its designated eurodollar lending office) may lawfully continue to maintain and fund such LIBOR Balance to such day, or (ii) immediately, if Lender or Reference Bank (or, if applicable, its designated eurodollar lending office) may not lawfully continue to maintain such LIBOR Balance to such day. Further, until Lender notices Borrower that such conditions or circumstances no longer exist, the right of Borrower to select an Interest Option based on a LIBOR Rate shall be suspended, and Borrower may only select Interest Options based on the Base Rate.

(e)If either (i) the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender or Reference Bank (or, if applicable, its designated eurodollar lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall subject Lender or Reference Bank (or, if applicable, its designated eurodollar lending office) to any tax (including without limitation any United States interest equalization or similar tax, however named), duty or other charge with respect to any LIBOR Balance, this Note or Lender's or Reference Bank's (or, if applicable, its designated eurodollar lending office's) obligation to compute interest on the principal balance of this Note at a rate based upon a LIBOR Rate, or shall change the basis of taxation of payments to Lender or Reference Bank (or, if applicable, its designated eurodollar lending office) of the principal of or interest on any LIBOR Balance or any other amounts due under this Note in respect of any LIBOR Balance or Lender's or the Reference Bank's (or, if applicable, its designated eurodollar lending office's) obligation to compute the interest on the balance of this Note at a rate based upon a LIBOR Rate, or (ii) any governmental authority, central bank or other comparable authority shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or Reference Bank (or, if applicable, its designated eurodollar lending office), or shall impose on Lender or the Reference Bank (or, if applicable, its designated eurodollar lending office) or any relevant interbank eurodollar market or exchange any other condition affecting any LIBOR Balance, this Note or Lender's or Reference Bank's (or, if applicable, its designated eurodollar lending office's) obligation to compute the interest on the balance of this Note at a rate based upon a LIBOR Rate; and the result of any of the foregoing is to increase the cost to Lender or Reference Bank (or, if applicable, the Reference Bank's designated eurodollar lending office) of maintaining any LIBOR Balance, or to reduce the amount of any sum received or receivable by Lender or Reference Bank (or, if applicable, the Reference Bank's designated eurodollar lending office) under or with respect to this Note by an amount deemed by Lender to be material, then upon demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will reimburse Lender and the Reference Bank (and, if applicable, its designated eurodollar lending office) for such increased cost or reduction. The Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender or Reference Bank (or, if applicable, the Reference Bank's designated eurodollar lending office) to compensation pursuant to this paragraph. A certificate of Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid hereunder shall be conclusive in the absence of manifest error.

(f)If any applicable law, treaty, rule, or regulation (whether domestic or foreign) now or hereafter in effect and whether presently applicable to Lender or Reference Bank (or, if applicable, the Reference Bank's designated eurodollar lending office) or any change therein or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by Lender or Reference Bank (or, if applicable, the Reference Bank's designated eurodollar lending office) therewith or with any guidance, request or directive of any such governmental authority, central bank or comparable agency (whether or not having the force of law), including any risk‑based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Lender or Reference Bank (or any corporation controlling Lender or Reference Bank), and Lender determines that the amount of such capital is increased by or based upon the existence of any obligations of Lender hereunder or the maintaining of any LIBOR Balance hereunder, and such increase has the effect of reducing the rate of return on Lender's or Reference Bank's (or its controlling corporation's) capital as a consequence of such obligations or the maintaining of LIBOR Balances hereunder to a level below that which Lender or Reference Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Lender, within fifteen (15) days of receipt by Borrower of written notice, together with such documentation as is reasonably available to Lender, from Lender demanding such compensation, such additional amounts as are sufficient to compensate Lender or Reference Bank (or its controlling corporation) for any increase in the amount of capital and reduced rate of return which Lender determines to be allocable to the existence of any obligations of Lender hereunder or maintenance of any LIBOR Balances hereunder. A certificate of Lender as to the amount of such compensation, prepared in good faith and in reasonable detail by Lender, together with such documentation as is reasonably available to Lender, which is submitted by Lender to Borrower shall be conclusive and binding for all purposes absent manifest error.

(g)Notwithstanding any other term or provisions of this Note to the contrary, Borrower may not repay any LIBOR Balance or convert all or any portion of a LIBOR Balance to a Base Rate Balance prior to the expiration of the applicable Interest Period, unless (i) such repayment or conversion is specifically required by the terms of this Note, (ii) Lender demands that such repayment or conversion be made, (iii) Lender, in its sole discretion, consents to such repayment or conversion, or (iv) Borrower compensates Lender for any loss or cost incurred by Lender as a result of such prepayment or conversion prior to the expiration of the Interest Period or Interest Option. If for any reason, whether or not consent shall have been given or demand shall have been made by Lender, any LIBOR Balance is repaid or converted prior to the expiration of the corresponding Interest Period or any Interest Option which designates a LIBOR Balance is revoked for any reason whatsoever prior to the commencement of the applicable Interest Period or Borrower fails for any reason to borrow the full amount of any LIBOR Balance for which Borrower has exercised an Interest Option, or if for any other reason whatsoever, the basis for determining the Applicable Rate shall be changed from a LIBOR Rate to the Base Rate prior to the expiration of the applicable Interest Period, or Borrower shall fail to make any payment of principal or interest upon this Note at any time that the Applicable Rate is based on a LIBOR Rate, then Borrower shall pay to Lender on demand any amounts required to compensate Lender and Reference Bank (and, if applicable, its designated eurodollar lending office) for any losses, costs or expenses which any of them may incur as a result thereof, including, without limitation, any loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties. Amounts payable by Borrower to Lender pursuant to this paragraph may include, without limitation, amounts equal to the excess, if any of (a) the amounts of interest which would have accrued on any amounts so prepaid, refunded, converted or not so borrowed, from the respective dates of prepayment, refund, conversion or failure to borrow through the last day of the relevant Interest Periods at the applicable rates of interest for the applicable LIBOR Balances, as provided under this Note, over (b) the amounts of interest determined by Lender or Reference Bank (or, if applicable, its designated eurodollar lending office) which would have accrued to Lender or Reference Bank (or, if applicable, its designated eurodollar lending office) on such respective amounts by placing such amounts on deposit for comparable periods with leading banks in the interbank eurodollar market selected by Lender or Reference Bank (or, if applicable, the Reference Bank's designated eurodollar lending office). The calculation of any such amounts under this paragraph shall be made as if Lender or Reference Bank (or, if applicable, the Reference Bank's designated eurodollar lending office) actually funded or committed to fund the relevant LIBOR Balances hereunder through the purchase of underlying deposits in amounts equal to the respective amounts of the applicable LIBOR Balances and having terms comparable to the applicable Interest Periods; provided, however, that Lender or Reference Bank may fund LIBOR Balances hereunder in any manner they may elect in their sole discretion, and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this paragraph. Upon written request by Borrower, Lender shall deliver to Borrower a certificate setting forth the basis for determining such losses, costs and expenses which certificate shall be conclusive in the absence of manifest error.

(h)For any LIBOR Balance, if Lender or the Reference Bank shall designate a eurodollar lending office which maintains books separate from those of Lender or the Reference Bank, Lender and the Reference Bank shall have the option of maintaining and carrying such LIBOR Balance on the Books of such eurodollar lending office.

IV.PAYMENTS.

4.1Payment Schedule.
This Note shall be due and payable as follows:
(a)Commencing on June 5, 2011, and continuing thereafter on the fifth (5th) day of each successive month until the Maturity Date or upon earlier maturity hereof, whether by acceleration or otherwise, Borrower shall pay Lender interest payments equal to all then accrued but unpaid interest hereon; and

(b)In the event the Borrower extends the Maturity Date pursuant to and in accordance with the Loan Extension, then commencing on June 5, 2013 and continuing thereafter on the fifth (5th) day of each successive month until the Maturity Date or upon earlier maturity hereof, whether by acceleration or otherwise, Borrower shall also pay Lender successive monthly principal installments in the amount of $45,000.00 each month (being an amount equal to a hypothetical principal payment calculated on a level payment basis with an assumed mortgage amortization term of fifteen (15) years at an interest rate of 7% per annum); and

(c)The entire remaining unpaid principal balance hereof and any and all accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date or upon earlier maturity hereof, whether by acceleration or otherwise.

4.2Application. All payments on this Note shall, at the sole option of Lender, be applied at any time and from time to time and in any order, to the following: (i) the payment of accrued but unpaid interest hereon, (ii) the payment or reimbursement of any expenses, costs or obligations (other than the principal hereof and interest hereon) for which Borrower shall be obligated or Lender entitled pursuant to the provisions hereof or of the other Loan Documents, and (iii) the payment of all or any portion of the principal balance then outstanding hereunder, in either the direct or inverse order of maturity.

4.3Place. All payments hereunder shall be made to Lender at its offices located in Dallas County, Texas, at the address of Lender as specified herein or as Lender may from time to time designate in writing to Borrower.

4.4Business Days. If any payment of principal or interest on this Note shall become due and payable on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day of Lender. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

4.5Legal Tender. All amounts payable hereunder are payable in immediate lawful money or legal tender of the United States of America without setoff or counterclaim.

4.6Prepayment. Borrower shall have the right to prepay without premium or penalty at any time the entire unpaid principal balance of this Note and from time to time any portion thereof, provided that (i) Borrower shall give Lender at least five (5) days prior written notice thereof, (ii) Borrower must also pay the amount of then accrued but unpaid interest on the amount of principal being so prepaid and (iii) Borrower shall pay any amounts owing to Lender under this Note on account of the payment of any LIBOR Balance prior to the expiration of the Interest Period applicable to such LIBOR Balance. Any such partial prepayments of principal shall be applied in inverse order of maturity to the last maturing installment(s) of principal.

4.7Late Charge. In addition to the payments otherwise specified herein, subject to the provisions of Section 6.4 hereof, if Borrower fails, refuses or neglects to pay, in full, any installment or portion of the indebtedness evidenced hereby, within ten (10) days of when same shall be due and payable, then Borrower shall be obligated to pay to Lender a late charge equal to five percent (5%) of the amount of such delinquent payment to compensate Lender for Borrower's default and the additional costs and administrative efforts required by reason of such default.

4.8Advances. The principal amount payable under this Note at any time shall be the sum of all advances made by Lender to or at the request of Borrower, as provided in the Loan Agreement, less principal payments, if any, actually received by Lender. The books and records of Lender shall be prima facie evidence of the principal and interest amounts owing and unpaid at any time under this Note and shall be conclusive absent manifest error. No interest shall accrue under this Note until the date of the first advance made by Lender; after that interest on all advances shall accrue and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full.

V.DEFAULT AND REMEDIES.

5.1Remedies. Upon the occurrence of any Event of Default, Lender may, at its option, without further notice or demand, declare the unpaid principal balance of, and the accrued but unpaid interest on, this Note immediately due and payable, foreclose any or all liens and security interests securing payment hereof, set off against the Indebtedness any amounts owing by Lender to Borrower, charge interest at the Default Rate, and pursue any and all other rights, remedies and recourses available to Lender or pursue any combination of the foregoing. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative.

5.2Waiver. Borrower and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of demand, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest, notice of nonpayment, notice of dishonor, bringing of suit, diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and Mortgaged Property securing payment hereof and all other notices. Borrower and any endorsers or guarantors hereof agree (i) that the time for any payments hereunder may be extended from time to time at Lender's sole discretion without notice and consent, (ii) to the acceptance of further property as security for the Indebtedness, and/or (iii) the release of any existing Mortgaged Property for the payment of this Note, all without in any manner affecting its or their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Borrower under this Note or any endorser or guarantor hereof even though the Borrower or such endorser or guarantor is not a party to such agreement. Borrower waives all defenses or right to discharge available under Section 3.605 of the Texas Uniform Commercial Code and waives all other suretyship defenses or right to discharge.

5.3No Waiver. Failure of Lender to exercise any of the options granted herein to Lender upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Lender at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Lender.

5.4Collection Costs. Borrower agrees to reimburse the holder or owner of this Note upon demand for any and all costs and expenses (including without limit, court costs, legal expenses and reasonable attorneys' fees, whether inside or outside counsel is used, and whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

VI.MISCELLANEOUS.

6.1Loan Documents. This Note is issued pursuant to the Loan Agreement, is one of the Loan Documents and is secured, inter alia, by the Deed of Trust described in the Loan Agreement.

6.2Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner provided for in the Section of the Loan Agreement entitled “Notices.”

6.3GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NOTE AGAINST BORROWER OR ANY OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY SUMS OF MONEY PAYABLE ON THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. BORROWER AND EACH SUCH OTHER PARTY HEREBY IRREVOCABLY (i) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (ii) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. WHENEVER POSSIBLE, EACH PROVISION OF THIS NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS NOTE.

6.4Maximum Interest. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to any of the Indebtedness, (ii) contracted for, charged or received by reason of Lender's exercise of the option to accelerate the maturity of this Note and/or any other portion of the Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or any of the other Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or any of the other Indebtedness (or, if this Note and all other Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against any other Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or other Indebtedness then owing by Borrower to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any of the Indebtedness, including any portion of the debt evidenced by this Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or other Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or other Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note and/or the other Indebtedness for so long as any Indebtedness is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any of the other Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

6.5Captions. The article and section headings used in this Note are for convenience of reference only and shall not affect, alter or define the meaning or interpretation of the text of any article or section contained in this Note.

6.6Joint and Several Liability. If this Note is executed by more than one party, each such party shall be jointly and severally liable for the obligations of Borrower under this Note. If Borrower is a partnership, each general partner of Borrower shall be jointly and severally liable hereunder, and each such general partner hereby waives any requirement of law that in the event of a default hereunder, Lender exhaust any assets of Borrower before proceeding against such general partner's assets.

6.7Participations. Borrower agrees that Lender has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, Lender may disclose all documents and information which Lender now or later has relating to Borrower or the Indebtedness. Borrower agrees that Lender may provide information relating to this Note or the Indebtedness or relating to Borrower to Lender's parent, affiliates, subsidiaries and service providers.

6.8WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER, AND LENDER BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE AND AGREE THAT ALTHOUGH THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS OWN CHOICE, KNOWINGLY, VOLUNTARILY, IRREVOCABLY, UNCONDITIONALLY AND FOR THE MUTUAL BENEFIT OF BOTH BORROWER AND

LENDER, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS. THIS AGREEMENT OF BORROWER IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.

6.9NO ORAL AGREEMENTS. THIS NOTE AND ALL OF THE OTHER LOAN DOCUMENTS EMBODY THE FINAL AND ENTIRE AGREEMENT OF BORROWER AND LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND LENDER. IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, BORROWER ACKNOWLEDGES THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.10This Note amends and restates in its entirety, and supersedes, that certain Promissory Note dated as of February 3, 2011 (the “Original Note”), executed by Borrower and payable to the order of Stratus Properties Operating Co., L.P. (“Original Payee”), in the stated principal amount of $14,000,000, which Original Note was assigned from Original Payee to Payee pursuant to an Assignment of Note and Lien dated of even date herewith. The undersigned acknowledges and agrees that the indebtedness outstanding under the Original Note and the liens, security interests and assignments granted by the undersigned securing the Original Note are valid and subsisting and have been assigned to Payee, and that such liens, security interests, and assignments continue to secure the repayment of the indebtedness evidenced by this Note, and that as of the date of this Note, there are no offsets, claims or defenses existing in connection with the loan evidenced by this Note. This Note is entitled to all of the liens, security interests, benefits and priorities securing the Original Note, all of which have been assigned to Payee by Original Payee.

The remainder of this page is blank. The signature page follows.

EXECUTED to be effective as of the date and year first above written.
BORROWER:

TRACT 107, L.L.C.,
a Texas limited liability company

By:    Circle C GP, L.L.C., a Delaware limited liability company, its Manager

By:    Stratus Properties Inc., a Delaware corporation, Sole Member and Manager

By: /s/ Erin D. Pickens
Erin D. Pickens,
Senior Vice President